UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

UNION BRIDGE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-201851	32-0440076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm. 1205, 12/F, Harcourt House, 39 Glocester Road, Wan Chai, Hong Kong
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (852) 2468 - 3012

COSTO INC. Suite 1105, 11th Floor, Emperor Group Centre, 288 Hennessy Road, Wanchai, Hong Kong
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 25, 2016, Union Bridge Holdings Limited (formerly, Costo Inc.) (the "Company") filed a Current Report on Form 8-K (the "Form 8-K"). This Amendment No. 1 to the Form 8-K (the "Form 8-K/A") is filed to correct the new name of the Company, update Item 5.03 to reflect the effective date of the Amended and Restated Articles of Incorporation and to provide additional updated information included in Item 8.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Union Bridge Holdings Limited's (formerly, Costo Inc.) (the "Company") desire to expand its business, the Company filed Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") with the Secretary of State of the State of Nevada on May 23, 2016, (the "Amended and Restated Articles") to:

(1)	Change the Company's corporate name from COSTO INC. to UNION BRIDGE HOLDINGS LIMITED;

(2)	Increase the number of authorized shares of common stock, $0.001 par value from 75,000,000 to 1,000,000,000;

(3)	Create a class of preferred stock consisting of 20,000,000 shares, the designations and attributes of which are left for future determination by our board of directors ("Preferred Stock"); and

(4)	Effect a 1 for 5 forward stock split of the Company's issued and outstanding common stock.

The Amended and Restated Articles do not make any material changes to the Company's existing Articles of Incorporation, other than incorporating the amendments described above and as set forth in the Amended and Restated Articles.

These actions were approved by the Company's board of directors by written consent in lieu of a meeting on May 19, 2016, and the holders of a majority of its common stock approved these actions by written consent in lieu of a meeting on May 19, 2016 (the "Written Consent") in accordance with the relevant sections of the Nevada Revised Statutes. The Amended and Restated Articles became effective on June 21, 2016 as discussed in Item 8.01 below.

 There will be no mandatory exchange of stock certificates.  Following the name change and forward stock split, the share certificates which reflect the Company's prior name will continue to be valid.  Once FINRA has approved the company actions effectuating the forward stock split, stockholders will be issued a new stock certificate reflecting the additional shares issuable as part of the of the forward stock split. In addition, certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to the Company's transfer agent, Globex Transfer LLC.

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Fiscal Year End Change

On May 19, 2016, the Company's Board of Directors approved a change in its Fiscal Year from November 30 to December 31 to be more efficient for administrative purposes. The change in fiscal year will become effective for the Company's 2016 fiscal year which began January 1, 2016 and will end December 31, 2016. The Company plans to file a transition report on Form 10-QT for the four-month period from March 1, 2016 through June 30, 2016.

Item 8.01 Other Events.

Effective as of June 21, 2016,The Financial Information Regulatory Association, Inc. ("FINRA") approved the Company's name change and forward stock split application previously disclosed in the Company's Form 8-K filed with the Securities and Exchange Commission on May 25, 2016. Following FINRA approval, the Amended and Restated Articles became effective on June 21, 2016, the date of filing of this Form 8-K/A.

The Company's ticker symbol on the OTCQB tier of the OTC Markets Group. Inc. will be changed to "UGHL" on or about June 21, 2016. As a result of the forward stock split, a "D" has been placed on the Company's current ticker symbol "UGHL" for 20 business days after the effective date of this approval. The Company's CUSIP was changed to 905454 104 effective May 25, 2016.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1

Amended and Restated Articles of Incorporation as filed with the Secretary of State of Nevada on May 23, 2016 (Incorporated by reference to Exhibit 3.1 to the Company's Form 8-K filed with the SEC on May 25, 2016).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bridge Holdings Limited

Date: June 21, 2016	By:	/s/ Moana Ho
Moana Ho
Chief Executive Officer

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